UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2024, LiveOne, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (“Roth Capital”) as sales agent, pursuant to which the Company may sell, from time to time, at its sole discretion an aggregate of up to $25,000,000 of its shares of common stock, $0.001 par value per share (the “Shares”). The Company intends to use the net proceeds, if any, from the sale of shares under the Sales Agreement for working capital and other general corporate purposes, which may include future acquisitions of businesses and content and strengthening its balance sheet. The Company’s management does not currently intend to sell shares under the Sales Agreement at a price lower than $5.00 per share.

The Shares may be issued and sold from time to time through or to Roth Capital acting as sales agent or principal pursuant to the Company’s shelf Registration Statement on Form S-3 (Reg. No. 333-262549). The Company will file a prospectus supplement, dated May 14, 2024, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Shares. Sales of the Shares, if any, under such prospectus supplement may be made in transactions that are deemed to be “at the market offerings” pursuant to Rule 415 under the Securities Act.

The Company will pay Roth Capital a commission equal to 3.0% of the gross sales price per share for any Shares sold through Roth Capital under the Sales Agreement and reimburse Roth Capital’s fees and expenses up to $50,000 in connection with entering into the Sales Agreement, in addition to certain ongoing disbursements of their legal counsel. The Company has provided Roth Capital with customary indemnification and contribution rights. The Sales Agreement may be terminated by Roth Capital or the Company at any time upon notice to the other party as provided in the Sales Agreement, or by Roth Capital at any time in certain circumstances, including the occurrence of a material and adverse change in the Company’s business or financial condition that makes it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Sales Agreement and is qualified in its entirety by reference to the Sales Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and hereby incorporated by reference. The legal opinion of Foley Shechter Ablovatskiy LLP, counsel to the Company, relating to the validity of the common stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1*	Sales Agreement, dated as of May 14, 2024, between the Company and Roth Capital Partners, LLC.
5.1*	Opinion of Foley Shechter Ablovatskiy LLP.
23.1*	Consent of Foley Shechter Ablovatskiy LLP (contained in Exhibit 5.1).
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Dated: May 14, 2024	By:	/s/ Aaron Sullivan
	Name:	Aaron Sullivan
	Title:	Chief Financial Officer

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